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                       [PRICE WATERHOUSE LLP LETTERHEAD]


                                                                   Exhibit 15.1

August 7, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


We are aware that AirTouch Communications, Inc. has included our report dated August 7,1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Report on Form 10-Q for the quarter ended June 30, 1997 which is incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081, 33-64553, 333-10389, and
333-17891), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62787) and the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-03107). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

/s/ PRICE WATERHOUSE LLP
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    Price Waterhouse LLP



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